UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 3, 2006

Ethanol Grain Processors, LLC

(Exact name of registrant as specified in its charter)

Tennessee	333-130815	20-1834045
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1918 McDonald Road Rives, Tennessee	38253
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      (731) 536-1286

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 7 and Section 9 are not applicable and therefore omitted.

ITEM 8.01  OTHER EVENTS.

                In its Registration Statement on Form SB-2 (Registration No. 333-130815), as amended, which was declared effective by the Commission on June 15, 2006, Ethanol Grain Processors, LLC (the “Company”) stated that the Company expected that Ethanol Capital Management, LLC and its affiliates would be subscribing for 20,000,000 capital units of the Company in the offering being conducted under that Registration Statement.  The Registration Statement also included, as an exhibit, an indication of interest letter under which, subject to applicable state securities laws, the Company would generally be obligated to accept such a subscription if made in accordance with the terms of the offering within 30 days after the Registration Statement was declared effective.

                As of the date hereof, the subscription described above has not been made.  The Company continues to engage in discussions with Ethanol Capital Management and its affiliates regarding a potential subscription in the offering. However, the Company currently has no specific expectation as to:

•	whether or not Ethanol Capital Management or its affiliates will make a subscription in the offering;
•	if any such subscription is made, what the size of the subscription would be; or
•	if any such subscription is made, whether or not the subscription would be accepted by the Company.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ETHANOL GRAIN PROCESSORS, LLC

By	/s/ James K. Patterson
James K. Patterson
Chief Executive Officer and Chief Financial Officer

Date:  August 3, 2006